FUND PARTICIPATION AGREEMENT

                                     AMONG

            FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,
                                      AND
                    FIDELITY SECURITY LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the August 26, 2004 Fund Participation Agreement (the "Agreement") among Federated Securities Corp., Federated Insurance Series (the "Funds"), and Fidelity Security Life Insurance Company as follows, effective as of November __, 2004:

1. All references to "Insurance Series" are hereby changed to "Federated Insurance Series." This change corrects an error in the Agreement.

2. The second paragraph of Article X. Notices is replaced in its entirety with the following:

If to the Fund:

Federated Insurance Series
5800 Corporate Drive
Pittsburgh, PA  15237-7000

3. The last sentence of Section 11.4 is replaced in its entirety with the following:

Distributor's  payments to Insurer are for  administrative  services only and do
not   constitute   payment   in  any   manner   for   investment   advisory   or
distribution-related services.

4. Exhibit A to the Agreement is hereby replaced in its entirety with the following:

                                   EXHIBIT A

                           SEGREGATED ASSET ACCOUNTS

                             FSL Separate Account M
                           LPLA Separate Account One

5. Exhibit B to the Agreement is hereby replaced in its entirety with the following:

                                   EXHIBIT B

                              FEDERATED PORTFOLIOS

                     Federated Mid Cap Growth Strategies II
                         Federated Prime Money Fund II
                         Federated Quality Bond Fund II
                  Federated U.S. Government Securities Fund II


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, November ___, 2004.


FEDERATED SECURITIES CORP.

By:  __________________________

Name:  ________________________

Title:  _________________________


FEDERATED INSURANCE SERIES

By:  __________________________

Name:  ________________________

Title:  _________________________


FIDELITY SECURITY LIFE INSURANCE
COMPANY

By:  __________________________

Name:  ________________________

Title:  _________________________